EXHIBIT 8.1 LIST OF MAJOR SUBSIDIARIES OF BUHRMANN NV

Buhrmann's major subsidiaries and affiliated companies as of December 31, 2001 are specified below, all owned 100% unless otherwise stated. A full list of subsidiaries and affiliated companies is available for inspection upon request at the Buhrmann Corporate Centre at Hoogoorddreef 62, 1101 BE Amsterdam ZO, the Netherlands (tel. + 31-20-651 11 11).


OFFICE PRODUCTS
NORTH AMERICA DIVISION

UNITED STATES
OF AMERICA
CORPORATE EXPRESS, INC.
    Broomfield, CO
Corporate Express Imaging & Computer Graphic Supplies
    Deerfield Beach, FL

SPECIALTY BUSINESS GROUP
    Clayton, MO
- ASAP Software Express, Inc.
    Buffalo Grove, IL
- ASAP Software S.A.S.
    St. Ouen (France)
- Corporate Express Document & Print Management, Inc.
    Omaha, NE
- Corporate Express Promotional Marketing, Inc
    St. Louis, MO

WESTERN REGION
    Pleasanton, CA
- Alaska Division
    Anchorage, AK
- Arizona Division
    Phoenix, AZ
- California - North Division
    Newark, CA
- California - South Division
    Compton, CA
- Idaho/Utah Division
    Salt Lake City, UT
- New Mexico Division
    Albuquerque, NM
- Oregon Division
    Portland, OR
- Texas - North Division
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    Arlington, TX
- Texas - South Division
    Houston, TX
- Washington Division
    Renton, WA

CENTRAL REGION
    Louisville, CO
- Central Midwest Division
    Cincinnati, OH
- Colorado Division
    Aurora, CO
- Gulf Coast Division
    Baton Rouge, LA
- Illinois Division
    Woodridge, IL
- Kansas Division
    Kansas City, MO
- Michigan Division
    Warren, MI
- Mid-South Division
    Memphis, TN
- Minnesota Division
    Arden Hills, MN
- Missouri Division
    St. Louis, MO
- Oklahoma Division
    Tulsa, OK
- Wisconsin Division
    Wauwatosa, WI

EASTERN REGION
    Somerset, NJ
- Connecticut Division
    Stratford, CT
- Eastern Pennsylvania Division
    Philadelphia, PA
- Florida - North Division
    Tampa, FL
- Florida - South Division
    Miami, FL
- Georgia Division
    Atlanta, GA
- Mid-Atlantic Division
    Elkridge, MD
- New England Division
    Lawrence, MA
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- New York Metro Division
    Whippany, NJ
- South Atlantic Division
    Henderson, NC
- Western Pennsylvania Division
    Pittsburgh, PA

CANADA
    Mississauga, ON
- British Columbia Division
    Vancouver, BC
- Alberta - North Division
    Edmonton, AB
- Alberta - South Division
    Calgary, AB
- Atlantic Division
    Halifax, NS
- Ontario Division
    Mississauga, ON
- Quebec Division
    Boucherville, QC

OFFICE PRODUCTS
EUROPE DIVISION

AUSTRIA
Corporate Express Ges.m.b.H.
    Wels (Linz)

BELGIUM
Corporate Express Belgium NV
    Wemmel (Brussels)

DENMARK
Corporate Express Denmark
    Holstebro

FRANCE
Corporate Express France/ANFA S.A.
    Bondoufle (Paris)

GERMANY
Corporate Express Deutschland GmbH
    Stuttgart

HUNGARY
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Corporate Express Hungary
    Budapest

IRELAND
Corporate Express Holding (Ireland) Limited
    Dublin

I TALY
Corporate Express SpA
    Cusago (MI)

LUXEMBOURG
Corporate Express Luxembourg/Eugene Hoffmann Sarl
    Luxembourg

NETHERLANDS
Corporate Express Europe BV
    Amsterdam
Buhrmann Office Products Nederland BV
    Amsterdam
- CEDC
    Utrecht
- Corporate Express Nederland
    Utrecht
- Dawidenko
    Utrecht
- Intercambio
    Utrecht
Corporate Express Document Automatisering BV
    Capelle a/d IJssel (Rotterdam)
DocVision BV
    Veldhoven (Eindhoven)

POLAND
Corporate Express Polska Sp.z.o.o.
    Gdynia

SWEDEN
Corporate Express Svenska AB
    Boras (Goteborg)

UNITED KINGDOM
Corporate Express Ltd.
Birmingham

OFFICE PRODUCTS AUSTRALIA
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AUSTRALIA
Corporate Express Australia Ltd. (52%)
    Rosebery, Sydney, NSW and locations in:
    Adelaide, Alice Springs, Brisbane, Bunbury,
    Cairns, Canberra, Darwin, Gladstone, Gold
    Coast, Hobart, Launceston, Mackay,
    Melbourne, Newcastle, Perth and
    Townsville

NEW ZEALAND
Corporate Express New Zealand Ltd. (52%)
    Auckland and locations in: Wellington,
    Christchurch, Dunedin and Blenheim

PAPER MERCHANTING DIVISION

MERCHANTS

AUSTRIA
PaperNet GmbH & Co. KG
    Wiener Neudorf

BELGIUM
Epacar NV
    Kontich (Antwerp)
Triton Komputer Service Buro BVBA
    Wetteren

CROATIA Adria Papir d.o.o.
    Zagreb

CZECH REPUBLIC
Ospap velkoobchod papirem, a.s. (96%)
Prague

DENMARK
Christian Christensen & Co. A/S
    Holstebro
Papernet Scandinavia A/S
    Copenhagen
Udesen A/S, Grafisk Fagcenter
    Velje

FINLAND
FinpappersSpecialisten och Helsingfors Oy
    Helsinki
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FRANCE
Buhrmann France Image SAS
Croissy-Beaubourg (Paris)
- Bellegarde
    St. Ouen (Paris)
- Carpa ADP
    Croissy-Beaubourg (Paris)
- Libert
    Croissy-Beaubourg (Paris)

GERMANY
Deutsche Papier GmbH
    Augsburg
- Deutsche ADP
    Augsburg
HUNGARY
Budapest Papir Kft
    Budapest

IRELAND
Contact Papers Ltd.
    Dublin
Robert Horne Paper (Ireland) Ltd.
    Dublin
Supreme Paper Company Ltd.
    Dublin

I TALY
Polyedra SpA
    Settimo Milanese (MI)
- Caledonia Srl (90%)
    Cazeppio di Settaza (MI)

NETHERLANDS
Buhrmann-Ubbens BV
    Zutphen
- Krijt Krommenie BV
    Wormerveer
BV Papiergroothandel v/h Riem & Honig *
    Zoetermeer (The Hague)
Deutschmann & Roelants BV *
    Capelle a/d IJssel (Rotterdam)
Expresso Paper Platform BV (12.90%)
    Amsterdam
Proost en Brandt BV
    Diemen (Amsterdam)

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- Velpa Enveloppen BV
    Zwijndrecht

* will merge as of April 1, 2002 and will continue under the name DRiem Papier

POLAND
Mercator Papir Sp.z o.o.
    Krakow

PORTUGAL
Tulipel-Commercio de Papeis Lda.
    Lisbon

SINGAPORE
Winpac Pte Ltd. (50%)
    Singapore

SLOVAKIA
Bratislavska Papierenska Spoloccnos' tspol.s.r.o
    Bratislava

SLOVENIA Alpe Papir d.o.o.
    Ljubljana

SOUTH AFRICA
Finwood Papers (Pty) Ltd. (68%)
    Johannesburg

SPAIN
Papelco S.A. (76%)
    San Boi de Llobregat (Barcelona)
Union Papelera S.A. (94.5%)
    Barcelona

SWEDEN
Grafiskt Papper Norden AB
    Stockholm

UNITED KINGDOM
The Howard Smith Paper Group Ltd.
    Northampton
- Howard Smith Paper Ltd.
    Northampton
- Howard Smith Paper (Scotland) Ltd.
    West Lothian
- Contract Paper Ltd.
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    Northampton
- Precision Publishing Papers Ltd.
    Yeovil
- Savory Paper Ltd.
    Northampton
- Trade Paper Ltd.
    Barwell
Robert Horne Group PLC
    Northampton
- Robert Horne Paper Company Ltd.
    Northampton
- Adhesive and Display Products Ltd.
    Northampton
- Glenmore Lomond Paper Group Ltd.
    Rosyth
The M6 Paper Group Ltd.
    Macclesfield

UNITED STATES OF AMERICA
Kelly Paper Company
    Los Angeles

INTERNATIONAL TRADE

GERMANY
Josef Frohlen Papiergro(beta)handlung- Willi Reddemann Import-Export GmbH
    Neuss

NETHERLANDS
Tricom Paper International BV
    Amsterdam

MALAYSIA
VRG Paper (Malaysia) Sdn Bhd
    Petaling Jaya, Selangor

P.R . C H I N A
VRG Paper Hong Kong Ltd.
    Hong Kong
- Beijing Representative Office
    Beijing
- Shanghai Representative Office
    Shanghai
- Taiwan Representative Office
    Taipei (Taiwan)

SINGAPORE

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VRG Paper Asia Pte Ltd.
    Singapore

GRAPHIC SYSTEMS DIVISION

BELGIUM/LUXEMBOURG
Plantin NV
    Brussels (Evere)

GREECE
BTI-Hellas A.E.E.
    Peristeri (Athens)

I TALY
Macchingraf SpA
    Ospiate di Bollate (MI)

NETHERLANDS
Tetterode-Nederland BV
    Amsterdam

SPAIN
Maquinaria Artes Graficas Hartmann, S.A.
    Cornella de Llobregat (Barcelona)

OTHER
Buhrmann Europcenter NV
    Wellen/Belgium
Buhrmann International BV
    Amsterdam/Netherlands
Buhrmann Silver SA
    Luxembourg
Buhrmann US, Inc.
    Broomfield, CO/USA
Buhrmann Silver US LLC
    Delaware, CO/USA